As filed with the Securities and Exchange Commission on January 31, 2014

Registration No. 333-13737

Registration No. 333-66019

Registration No. 333-121201

Registration No. 333-151803

Registration No. 333-186500

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-13737

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-66019

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-121201

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151803

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186500

UNDER

THE SECURITIES ACT OF 1933

CONSOLIDATED GRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Texas	76-0190827
(State of Incorporation)	(IRS Employer Identification No.)

5858 Westheimer, Suite 200

Houston, Texas 77057

(713) 787-0977

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Consolidated Graphics, Inc. Long-Term Incentive Plan

Consolidated Graphics, Inc. 2012 Long Term Incentive Plan

(Full Title of the Plan)

Suzanne S. Bettman

R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606-4301

(312) 326-8000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by Consolidated Graphics, Inc., a Texas corporation (“Consolidated Graphics”) with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 (No. 333-13737), filed with the Commission on October 8, 1996, which registered the offering of an aggregate of 600,000 shares of common stock, $0.01 par value (“Shares”).

•	Registration Statement on Form S-8 (No. 333-66019), filed on October 22, 1998, which registered the offering of an aggregate of 1,500,000 Shares.

•	Registration Statement on Form S-8 (No. 333-121201), filed on December 13, 2004, which registered the offering of an aggregate of 600,000 Shares.

•	Registration Statement on Form S-8 (No. 333-151803), filed on June 20, 2008, which registered the offering of an aggregate of 550,000 Shares.

•	Registration Statement on Form S-8 (No. 333-186500), filed on February 7, 2013, which registered the offering of an aggregate of 350,000 Shares.

Consolidated Graphics entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 23, 2013, by and among Consolidated Graphics, R.R. Donnelley & Sons Company, a Delaware corporation (“R.R. Donnelley”), and Hunter Merger Sub, Inc. a Delaware corporation and a wholly owned subsidiary of R.R. Donnelley (“Merger Sub”), pursuant to which Merger Sub merged with and into Consolidated Graphics (the “Merger”), with Consolidated Graphics surviving the Merger as a wholly owned subsidiary of R.R. Donnelley upon the terms and subject to the conditions set forth in the Merger Agreement.

The Merger became effective on January 31, 2014.

In connection with the Merger, the offerings pursuant to the Registration Statements have been terminated. Consolidated Graphics hereby removes from registration the securities registered under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 31, 2014.

CONSOLIDATED GRAPHICS, INC.

By:	/s/ Suzanne S. Bettman
Name: Suzanne S. Bettman
Title: Executive Vice-President, Secretary and Chief Compliance Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements described above have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Quinlan, III	President and Chief Executive Officer (Principal Executive Officer)	January 31, 2014
Thomas J. Quinlan, III

/s/ Daniel N. Leib	Chief Financial Officer (Principal Financial Officer)	January 31, 2014
Daniel N. Leib

/s/ Andrew B. Coxhead	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 31, 2014
Andrew B. Coxhead

/s/ Janet M. Halpin	Director	January 31, 2014

Janet M. Halpin

/s/ Christine M. Maki	Director	January 31, 2014

Christine M. Maki